UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2014

ROYAL GOLD, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13357	84-0835164
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 303-573-1660

N/A (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 2, 2014, Royal Gold, Inc. (“Royal Gold”), through its wholly-owned subsidiary, Denver Mining Finance Company, Inc. (“DMFC”), increased its ownership interest in the 1.25% net value royalty (the “NVR-1 Royalty”) covering certain portions of the Cortez gold mine owned by an affiliate of Barrick Gold Corporation (“Barrick”) and located in Lander County, Nevada.

The NVR-1 Royalty is owned by Crescent Valley Partners, L.P. (the “Partnership”), in which DMFC is the General Partner and a holder of limited partner interests. Prior to the transactions reported herein, DMFC owned 31.633% of the outstanding limited partner interests in the Partnership, equating to a 0.395% net value royalty on production from all of the lands covered by the NVR-1 Royalty (the “Royalty Area”), excluding production from the mining claims comprising the Crossroad deposit (the “Crossroad Claims”) at Cortez. DMFC sold its interest in the NVR-1 Royalty with respect to production from the Crossroad Claims to Barrick in 2008 as part of Royal Gold’s acquisition of a portfolio of royalty interests from Barrick and certain of its affiliates. None of the other limited partner’s interests in the NVR-1 Royalty were affected by DMFC’s 2008 disposition of a partial interest in the NVR-1 Royalty.

DMFC acquired all or a portion of the limited partner interests of nine limited partners in the Partnership, aggregating 49.465% of the outstanding limited partner interests, for aggregate consideration of approximately $11.5 million. The limited partner interests acquired by DMFC on January 2, 2014 include interests in the NVR-1 Royalty with respect to production from the Crossroad Claims. As a result of these transactions, DMFC now holds 81.098% of the outstanding limited partner interests in the Partnership, equating to a 1.014% net value royalty on production from the Royalty Area excluding the Crossroad Claims, and a 0.618% net value royalty on production from the Crossroad Claims.

The limited partners from whom DMFC acquired limited partner interests include S. Oden Howell, who sold his entire 8.0% limited partner interest for approximately $1.9 million, and Stanley Dempsey, who sold 3.0% out of his total 3.063% interest for approximately $0.7 million, each of whom is a current director of Royal Gold. A form of the assignment agreement entered into between DMFC and the selling limited partners, including Messrs. Howell and Dempsey, is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Agreement for Assignment of Partnership Interest in Crescent Valley Partners, L.P. entered into January 2, 2014, effective as of January 1, 2014.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

Date: January 8, 2014	By:	/s/ Bruce C. Kirchhoff
Bruce C. Kirchhoff
Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Agreement for Assignment of Partnership Interest in Crescent Valley Partners, L.P. entered into January 2, 2014, effective as of January 1, 2014.

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